Exhibit 3.675

Microfilm Number 9121 495

Entity Number 2018883

Filed with the Department of State on APR 08 1991

Christopher A. Lewis

Secretary of the Commonwealth

ARTICLES OF INCORPORATION

DSCB:15-1306(Rev 89)

Indicate type of domestic corporation (check one):

X Business-stock (15 Pa. C.S. § 1306)

___ Business-nonstock (15 Pa. C.S. § 2102)

___ Business-statutory close (15 Pa. C.S. § 2304a is applicable)

___ Professional (15 Pa. C.S. § 2903)

___ Management (15 Pa. C.S. § 2701)

___ Cooperative (15 Pa. C.S. § 7701)

1. The name of the corporation is: New Morgan Landfill Company, Inc.

This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The address of this corporation's initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

(a) c/o C T CORPORATION SYSTEM, 1635 Market St., Philadelphia, Pa. 19103, Philadelphia
Number and Street | City | State | Zip | County

(b) ___
Name of Commercial Registered Office Provider | County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 1,000 Common shares par value $1.00 per share (other provisions, if any, attach 8 1/2 x 11 sheet)

4. The name and address, including street and number, if any, of each incorporator is:

Name	Address	Signature	Date
Sandra B. Reece	757 N. Eldridge Houston, Texas 77079	Sandra B. Reece	4/3/91

5. The specified effective date, if any, is: ___
month day year hour, if any

6. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet. See Attached

N/A 7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15U.S.C. § 77A et seq.).

N/A 8. Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: ___

(PA - 1416 - 9/4/90)

6.	The number of directors constituting the initial board of directors is three, and the names and addresses of the persons who are to serve as the directors until the first annual meeting of the shareholders or until their successors are duly and qualified are:

Name	Address
Gerald K. Burger	757 N. Eldridge
Houston, Texas 77079

Stephen L. Thomas	757 N. Eldridge
Houston, Texas 77079

Fletcher Thorne-Thomsen, Jr.	757 N. Eldridge
Houston, Texas 77079